CoreSite Reports First Quarter 2020 Financial Results

-- Delivered $12.0 Million of New and Expansion Sales for Quarter --

-- Achieved Highest Core Retail Colocation Sales in Three and a  Half Years --

-- Continued Progress on Capacity Development Pipeline --

DENVER, CO – April 30, 2020 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable, high-performance data center, cloud access and interconnection solutions across the U.S., today announced financial results for the first quarter ended March 31, 2020.

Q1 2020 Quarterly Highlights

•	Key Financial Results –
o	Grew operating revenues to $147.4 million, an increase of 6.1% year over year and 0.9% sequentially
o	Delivered net income of $0.48 per common diluted share, a decrease of $0.06 year over year and $0.03 sequentially
o	Generated Funds From Operations “FFO” of $1.29 per diluted share and unit, an increase of $0.04, or 3.2% year over year and a decrease of $0.01 sequentially, or 0.8%
•	Lease Commencements –
o	Commenced 112 new and expansion leases for 45,322 net rentable square feet (“NRSF”), representing $9.7 million of annualized GAAP rent, for an average rate of $214 per square foot
•	Leasing Activity –
o	Signed 117 new and expansion leases for 59,354 NRSF and $12.0 million of annualized GAAP rent, for an average rate of $202 per square foot
o

Renewed 280 leases for 120,943 NRSF and $17.3 million of annualized GAAP rent, for an average rate of $143 per square foot, reflecting an increase of 1.4% in cash rent and 7.2% in GAAP rent, and 3.3% churn

Q1 2020 Notable Events

•	Placed into service approximately 35,000 square feet at NY2, a data center expansion in New Jersey
•	Pre-leased approximately 11% of SV8, Phase 3, a data center expansion in Santa Clara

“We delivered strong sales, placed into service new data center capacity, advanced our two major ground up developments and other capacity projects, while continuing to deliver exceptional customer service,” said Paul Szurek, CoreSite’s President and Chief Executive Officer.  “Our preparations over the years and agile responses enabled us to safely maintain operations in a challenging pandemic environment while continuing to support customer success. We turned up services quickly, solved for rapidly emerging customer needs, demonstrated the value and effectiveness of our remote capabilities for customers, and continued to meet their mission critical needs.

“We believe the strategic nature of our diverse, network-and-cloud-dense campuses, and the interoperability we enable for customers in major metropolitan areas, continues to position us well to benefit from the secular tailwinds for data center services which drive demand for powerful, scalable cloud and cloud adjacent solutions as well as network and content capacity.”

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Sales Activity

CoreSite achieved new and expansion sales of $12.0 million of annualized GAAP rent for the quarter, driven primarily by expansions from existing customers.

“We delivered strong new and expansion sales in the first quarter, including ongoing growth in core retail colocation with sales of $8.4 million, about three quarters of which came from deployments of 1,000 to 5,000 square feet, and $3.6 million in  scale leasing,” said Steve Smith, CoreSite’s Chief Revenue Officer.  “Our sales included our highest core retail colocation sales in three and a  half years, driven by the strength of our platform, including our network and cloud-dense data centers, ongoing traction with enterprises moving to high performance hybrid and multi cloud architectures, and our ability to anticipate and solve our customers’ business needs.”

Development Activity

CoreSite continues to execute on its property development pipeline. The Company advanced construction on its data center expansion and ground-up development projects, and is on track for completion of the construction projects noted below, assuming local jurisdictions are able to be timely with inspections and permits working under COVID-19 conditions.

•	Completed Construction

During the first quarter, the Company completed and placed into service a computer room of approximately 35,000 NRSF at NY2, Phase 3 in New Jersey, supported by the existing power structure, while continuing an infrastructure power expansion supporting that and other future capacity at NY2.

•	Construction in Progress

As of March 31, 2020, CoreSite had a total of approximately 161,000 NRSF of turn-key data center capacity under construction, as detailed below.

				Costs Incurred	Estimated
			Estimated	To-Date	Total Costs	Percent
Market	Building	NRSF	Completion	(in millions)	(in millions)	Leased

Under Construction:

Data center expansion
New York - NY2 Power	NY2, Phase 3	—	Q3 2020	$19.4	$38.8	—%
San Francisco Bay	SV8, Phase 3	54,056	Q2 2020	15.8	42.0	11.0
Total data center expansion		54,056		$35.2	$80.8	11.0%

New development
Chicago	CH2, Phase 1	56,000	Q2 2020	$106.3	$120.0	—%
Los Angeles	LA3, Phase 1	51,000	Q3 / Q4 2020	68.9	134.0	74.3
Total new development		107,000		$175.2	$254.0	35.4%

Total under construction		161,056		$210.4	$334.8	27.2%

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•	CoreSite’s ongoing data center development and operational position includes –
o

the ability to increase its occupied footprint of land and buildings, both owned or leased, by approximately 2.0 million NRSF, or about 92.3%, including space unoccupied, under construction, pre-construction or held for development, and

o	owning (versus leasing) 92.4% of its current and developable 4.3 million data center NRSF, supporting operational control, expansion and long-term expense management

Balance Sheet and Liquidity

The Company’s balance sheet remains strong, with a ratio of net principal debt to first quarter annualized adjusted EBITDA of 5.0 times.  As of the end of the first quarter, CoreSite had $291.8 million of total liquidity, including $3.3 million of cash and $288.5 million of available capacity on its revolving credit facility.  The Company’s liquidity will fully fund its 2020 data center expansion plans, including $124.4 million of remaining construction costs on its properties currently under development.

To capitalize on a market opportunity and reduce the variability to its near-term interest costs, the Company executed $450 million of interest rate swap agreements during the quarter at attractive rates.  The Company increased its percentage of fixed rate debt from 71% as of December 31, 2019 to approximately 95% as of March 31.

Financing Subsequent Event

On April 15, the Company priced a 7-year $150 million unsecured private placement of notes, at an interest rate of 3.75%. The notes are scheduled to close on May 6th, with $100 million funding at closing and the remaining $50 million on July 14th. CoreSite plans to use the proceeds to repay outstanding amounts on its revolving credit facility and for general working capital.  The private placement is subject to customary closing conditions. The Company does not have any debt maturities until April 2022.  Pro forma for this transaction the Company’s total liquidity as of March 31, was $441.8 million.

2020 Guidance

CoreSite is maintaining its 2020 Guidance, which can be found in the Company’s first quarter 2020 Supplemental Earnings Information on page 23.

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Upcoming Conferences and Events

CoreSite’s management will participate virtually in the RBC Capital Markets Data Center & Connectivity Conference on May 27, and also participate virtually on June 2 and 3 in the Nareit ReitWeek 2020 Investor Conference.

Conference Call Details

CoreSite will host its first quarter 2020 earnings call on Thursday, April 30, 2020, at 12:00 p.m. (Eastern Time).  The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international).

A replay will be available after the call until May 7, 2020, and can be accessed dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13701528.

The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its first quarter 2020 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,350 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 450+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Carole Jorgensen

Vice President Investor Relations and Corporate Communications

303-405-1012
InvestorRelations@CoreSite.com

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Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the level of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers;  failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates;  the effects on our business operations, demand for our services and general economic conditions resulting from the spread of the novel coronavirus (COVID-19) in our markets, as well as orders, directives and legislative action by local, state and federal governments in response to such spread of COVID-19; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Use of Funds From Operations (“FFO”)

FFO is a supplemental measure of CoreSite’s performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

CoreSite’s management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

CoreSite offers this measure because it recognizes that investors use FFO as a basis to compare its operating performance with that of other REITs. However, the utility of FFO as a measure of the Company’s performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of its properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real

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economic effect and could materially impact the Company’s financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions. In addition, CoreSite’s calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from the Company. Investors in CoreSite’s securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Use of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”)

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. CoreSite calculates adjusted EBITDA by adding its non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of the Company’s ability to incur and service debt. In addition, CoreSite considers EBITDAre and adjusted EBITDA to be appropriate supplemental measures of its performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of the Company’s business, their utilization as a cash flow measurement is limited.

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Consolidated Balance Sheets

(in thousands, except per share data)

	March 31,	December 31,
	2020	2019
Assets:
Investments in real estate:
Land	$94,593	$94,593
Buildings and improvements	2,015,530	1,989,731
	2,110,123	2,084,324
Less: Accumulated depreciation and amortization	(756,025)	(720,498)
Net investment in operating properties	1,354,098	1,363,826
Construction in progress	437,794	394,474
Net investments in real estate	1,791,892	1,758,300
Operating lease right-of-use assets, net	175,999	172,976
Cash and cash equivalents	3,307	3,048
Accounts and other receivables, net	24,260	21,008
Lease intangibles, net	3,600	3,939
Goodwill	40,646	40,646
Other assets, net	104,555	101,082
Total assets	$2,144,259	$2,100,999

Liabilities and equity:
Liabilities
Debt, net	$1,572,007	$1,478,402
Operating lease liabilities	190,759	187,443
Accounts payable and accrued expenses	102,148	123,304
Accrued dividends and distributions	61,637	62,332
Acquired below-market lease contracts, net	2,462	2,511
Unearned revenue, prepaid rent and other liabilities	50,798	33,119
Total liabilities	1,979,811	1,887,111

Stockholders' equity
Common stock, par value $0.01	374	373
Additional paid-in capital	516,133	512,324
Accumulated other comprehensive loss	(19,158)	(6,026)
Distributions in excess of net income	(376,835)	(348,509)
Total stockholders' equity	120,514	158,162
Noncontrolling interests	43,934	55,726
Total equity	164,448	213,888
Total liabilities and equity	$2,144,259	$2,100,999

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$124,505	$123,597	$117,853
Interconnection revenue	20,085	19,477	18,416
Total data center revenue	144,590	143,074	136,269
Office, light-industrial and other revenue	2,772	2,961	2,626
Total operating revenues	147,362	146,035	138,895

Operating expenses:
Property operating and maintenance	40,183	39,865	38,110
Real estate taxes and insurance	6,190	5,709	6,196
Depreciation and amortization	40,991	39,737	35,646
Sales and marketing	6,144	5,527	5,652
General and administrative	11,267	10,641	10,170
Rent	8,399	8,872	7,688
Total operating expenses	113,174	110,351	103,462
Operating income	34,188	35,684	35,433
Interest expense	(11,183)	(10,917)	(9,498)
Income before income taxes	23,005	24,767	25,935
Income tax expense	(17)	(22)	(30)
Net income	22,988	24,745	25,905
Net income attributable to noncontrolling interests	5,140	5,551	6,244
Net income attributable to common shares	$17,848	$19,194	$19,661

Net income per share attributable to common shares:
Basic	$0.48	$0.51	$0.54
Diluted	$0.48	$0.51	$0.54

Weighted average common shares outstanding:
Basic	37,336	37,291	36,348
Diluted	37,504	37,489	36,547

(1)	Below is a breakout of our contractual data center rental, power, and tenant reimbursements and other revenue:

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Rental revenue	$80,886	$79,257	$74,930
Power revenue	41,278	41,804	40,503
Tenant reimbursement and other	2,341	2,536	2,420
Rental, power, and related revenue	$124,505	$123,597	$117,853

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Reconciliations of Net Income to FFO

(in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Net income	$22,988	$24,745	$25,905
Real estate depreciation and amortization	39,415	38,190	34,187
FFO available to common shareholders and OP unit holders	$62,403	$62,935	$60,092

Weighted average common shares outstanding - diluted	37,504	37,489	36,547
Weighted average OP units outstanding - diluted	10,796	10,797	11,600
Total weighted average shares and units outstanding - diluted	48,300	48,286	48,147

FFO per common share and OP unit - diluted	$1.29	$1.30	$1.25

Reconciliations of Net Income to EBITDAre and Adjusted EBITDA:

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Net income	$22,988	$24,745	$25,905
Adjustments:
Interest expense	11,183	10,917	9,498
Income taxes	17	22	30
Depreciation and amortization	40,991	39,737	35,646
EBITDAre	$75,179	$75,421	$71,079
Non-cash compensation	3,482	3,603	3,432
Transaction costs / litigation	—	—	—
Adjusted EBITDA	$78,661	$79,024	$74,511

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